UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 1, 2019
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Patrick J. Bartels, Jr. and L. Spencer Wells as Directors

On February 1, 2019, each of Michael Alexander and Graham Morris notified Vanguard Natural Resources, Inc. (the “Company”) of their respective decisions to resign as directors of the board of directors of the Company (the “Board”). Messrs. Alexander’s and Morris’ decisions to resign were not related to a disagreement with the Company over any of its operations, policies or practices. Mr. Alexander also served as the Chairman of the Board’s Nominating & Corporate Governance Committee (the “NGC”) and as a member of the Board’s Audit Committee (the “Audit Committee”). Mr. Morris served as a member of the Audit Committee, the Board’s Compensation Committee and the NGC.

On February 1, 2019, following Messrs. Alexander’s and Morris’ resignations, and pursuant to a written consent of stockholders, stockholders of the Company owning a majority of the issued and outstanding shares of common stock of the Company, par value $0.001 per share, entitled to vote thereon, elected Patrick J. Bartels, Jr. and L. Spencer Wells to fill vacancies on the Board to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Mr. Bartels was appointed to serve as chair of the NGC and as a member of the Audit Committee. Mr. Wells was appointed to serve as a member of the NGC and the Audit Committee.

In consideration for their service on the Board, and in accordance with the Board’s compensation policy for non-employee directors, Messrs. Bartels and Wells will receive a cash payment of $200,000, payable in advance, subject to full clawback in connection with certain terminations of the applicable director’s service prior to December 31, 2019.

Mr. Bartels is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of Arch Coal, Inc., Sunguard Availability Services, LifeCare Holdings and Tuscany International Drilling. Mr. Bartels also served on the board of directors of WCI Communities, Inc. and TOUSA Liquidation Trust. Mr. Bartels was previously a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

Mr. Wells is a Founding Partner of Drivetrain Advisors, LLC, a firm that provides fiduciary services, including board of director representation and creditor advisory and trustee services to the alternative investment industry. Prior to founding Drivetrain Advisors, Mr. Wells was a Partner and Senior Advisor at TPG Special Situations Partners where he was a senior member of a team of investment professionals managing a multi-billion dollar portfolio of distressed credit investments across several industries, including oil and gas, real estate, gaming and industrials. Mr. Wells has extensive experience servicing on the board of directors and currently serves on several boards, including Telford Offshore Holdings Ltd (fka Sea Trucks) (where he chairs the audit committee), NextDecade Corp. (where he chairs the audit committee), Samson Resouces II, LLC (including its compensation and audit committees), Vantage Drilling International (where he chairs the audit committee), Town Sports International Holdings, Inc. (where he chairs the nominating and governance committee and is a member of the audit committees), Jones Energy Inc. and Advanced Emissions Solutions, Inc. (where he chairs the board of directors and is a member of the finance committee). Mr. Wells previously served on the board of directors of Preferred Proppants LLC (through January 2018), Roust Corporation (through December 2017), Lily Robotics. Inc. (through September 2017), Affinion Group, Inc. (through July 2017), Syncora Holdings Ltd. (through December 2016), Global Geophysical Services, LLC (through October 2016), Navig8 Crude, Ltd. (through May 2015) and CertusHoldings. Inc. and CertusBank, N.A. (through April 2016). Mr. Wells is also a member of the board of trustees of Western Reserve Academy. Mr. Wells holds a Master of Business Administration from the Columbia Business School and a Bachelor of Arts, Psychology from Wesleyan University.

There were no arrangements or understandings between Messrs. Bartels and Wells and any other person pursuant to which any of them were selected as directors.  As noted above, Mr. Bartels was a managing principal at Monarch Alternative Capital LP (“Monarch”) through November 2018.  During 2018 and in January 2019, the Company made payments of approximately $136,000 and $13,515, respectively, to Monarch mainly in respect of Mr. Joseph Citarrella’s (a former member of the board of directors of the Company) compensation and reimbursements in relation to Mr. Citarrella’s service on the Company’s board of directors.  Under the Company’s director compensation plan, the compensation of certain non-employee directors, such as Mr. Citarrella who is an employee of Monarch, is paid to the fund that employs such individual.  Mr. Wells does not have a relationship with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.  However, during 2018, Jones Energy Inc., an entity for which Mr. Wells serves as a member of the board of directors, received approximately $9,000 in payments from the Company associated with working interest and joint interest billing charges and approximately $32,000 in respect of revenue associated with its partial ownership interests in the Company’s producing oil and gas assets, and was owed approximately $19,000 by the Company in respect of an overpayment made by Jones Energy Inc. that was not invoiced by the Company.

Approval of Updated Director Compensation

On February 1, 2019, the Board approved a change in the Company’s Board compensation plan for non-employee directors, effective after the departure of two directors from the Board and the nomination of at least two new directors. The non-employee director fee paid in respect of each such director’s service on the Board will be a cash payment of $200,000, payable in advance, subject to full clawback in connection with certain terminations of the applicable director’s service prior to December 31, 2019.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d) Election of New Directors

The information disclosed under Item 5.02 of this report is incorporated by reference into this Item 5.07.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: February 1, 2019	By:	/s/ Jonathan C. Curth
		Name:	Jonathan C. Curth
		Title:	General Counsel and Secretary